UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ___________________


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 29, 2004


                          IMAGISTICS INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)


         Delaware                     1-16449                    06-1611068
(State or other jurisdiction        (Commission                (IRS Employer
     of incorporation)              File Number)                 ID Number)


                100 Oakview Drive
              Trumbull, Connecticut                            06611
     (Address of Principal Executive Offices)                (Zip Code)


       Registrant's telephone number, including area code: (203) 365-7000


                _________________________________________________
          (Former name or former address, if changed since last report)





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Item 7.  Financial Statements and Exhibits

         (c) The following exhibit is furnished as a part of this Form 8-K Current Report in accordance with the provisions of Item 601 of Regulation S-K under The Securities Exchange Act of 1934 (the "Exchange Act"):

         Exhibit No.                         Description
         -----------                         -----------

            99.1 Press Release of Imagistics International Inc., dated July 29, 2004


Item 12. Results of Operations and Financial Condition

         On July 29, 2004, Registrant issued a press release announcing its results of operations for its second fiscal quarter ended June 30, 2004 and certain additional information. A copy of such press release is furnished as
Exhibit 99.1 to this Form 8-K Current Report.

         Exhibit 99.1 includes a financial measure of the Company's revenue excluding sales to Pitney Bowes Canada. Management believes this non-GAAP financial measure provides useful information because sales to Pitney Bowes Canada under a reseller agreement are at margins significantly below the margins on the Company's direct customer sales. Management also believes it is useful to analyze sales excluding sales to Pitney Bowes Canada in order to better evaluate the effectiveness of our direct sales and marketing initiatives, and pricing policies. Exhibit 99.1 also contains a measure of the Company's free cash flow, which is defined as net cash provided by operating activities minus capital expenditures. Management believes this non-GAAP financial measure is meaningful to investors in evaluating our ability to meet our future debt requirements and to fund capital expenditures and working capital requirements.

         The information in this report, including Exhibit 99.1, is furnished pursuant to Item 12 and shall not be deemed to be "filed" for the purposes of
Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities set forth in that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: July 29, 2004                      IMAGISTICS INTERNATIONAL INC.



                                         By: /s/ MARK S. FLYNN
                                             -----------------------------------
                                         Name:  Mark S. Flynn
                                         Title: Vice President, General Counsel
                                                and Secretary